Piper & Marbury, L.L.P.
1251 Avenue of the Americas
New York, New York  10020-1104


                                          December 1, 1997

Halstead Energy Corp.
33 Hubbells Drive
Mount Kisco, New York  10549

      Re:   Registration Statement on Form SB-2 (No. 333 - 38031)

Gentlemen:

     We refer to the registration by Halstead Energy Corp. (the "Company") of 2,170,488 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), that may be offered for sale for the accounts of certain selling stockholders (the "Selling Stockholders"), as more fully described in the Registration Statement (No. 333 - 38031) on Form SB-2 (the "Registration Statement") filed by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion is an exhibit, and in the Prospectus constituting a part thereof (the "Prospectus"), including such additional securities as may be issued to the Selling Stockholders as more fully described in the Prospectus.

     We have acted as counsel to the Company in connection with the preparation of the Registration Statement. As such counsel, we have examined originals, or copies certified to our satisfaction, of the Company's Articles of Incorporation and Bylaws, as amended, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as we have deemed relevant and necessary as a basis for our opinion. In such examination we have assumed the genuineness of all documents submitted to us as originals and the conformity with the original document of documents submitted to us as copies. In addition, as to matters of fact only, we have relied to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock offered for sale for the account of the Selling Stockholders, when issued and delivered in accordance with the Company's Amended and Restated Certificate of Designation and as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.

                                          Very truly yours,

                                          PIPER & MARBURY, L.L.P


                                          /s/ Piper & Marbury, L.L.P.